UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

GLOBAL SMART CAPITAL CORP.
(Exact name of registrant as specified in its charter) (FORMERLY TODEX CORP)

Nevada	333-201288	37-1765902
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1810 E. Sahara Avenue, Suite 219 Las Vegas, NV 89104
(Address of principal executive offices) (zip code)

(702) 997-2502
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2017, in connection with the purchase and sale of a majority of our outstanding shares of common stock, Dominic Chappell appointed the following additional directors:

Mr. Roux, age 47, has a background in currency trading, fund raising, bond structuring and financial structures. Mr. Roux was a currency trader with Standard Bank, South Africa from 1999 to 2001 and with Bank Austria in London from 2001 to 2003. Mr. Roux was a senior dealer on the bond desk with Ed Hern Rudolph, South Africa between 2003 and 2005 before becoming treasurer of First Africa Development Corporation in 2005. He is currently the Vice Chairman of Zooom Media. In addition, Mr. Roux was Chairman of Firminy Funds Lmembourg from 2007 until 2010, a position that involved client liaison with buyers in China, bond structuring and fund raising. Mr. Roux was educated in South Africa and holds a marketing degree from Damelin College awarded in 1999. Whilst with Standard Bank, South Africa he was inducted into Standard Bank's future trading program with special attention to treasury and treasury related problems. Mr. Roux has a distinguished sporting back round having represented the Springboks (National Rugby Team) as an international rugby player, 12 times between 1994 and 1996.

Mr. Ranxu Fu, age 54, is currently Director and Chairman for Asia for the company. Aged 54, graduated from Jilin University / Capital University of Economics and Business / Peking University, majoring in Economics and Religion, Mr. Fu has a very high theoretical achievement and enlightenment in the field of philosophy and religion. He has served as directors or senior advisors for a number of listed and unlisted companies. Mr. Mak Shee Fu, age 59, specializes in capital operation, resource integration and top-level structure design. He has extremely thorough and independent analysis on the China capital market as well as industries. He has well established network of high-level contacts. Mr. Fu is in full charge of the company’s strategic planning. He is a valuable asset of the company.

Mr. Mak Shee Fu, age 59, specializes in capital operation, resource integration and top-level structure design. He has extremely thorough and independent analysis on the China capital market as well as industries. He has well established network of high-level contacts. Mr. Fu is in full charge of the company’s strategic planning. He is a valuable asset of the company.

Mr. Chappell, Mr Roux, Mr Mak Shee Fu and Mr Ranxu Fu do not, and have not within the past five years, served as a directors in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Smart Capital Corp.

Dated: February 7, 2017		/s/ Dominic Chappell
	By:	Dominic Chappell
	Its:	President

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